Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

March 25, 2008

CONSENT OF ACCOUNTANT

Board of Directors
Tupper, Inc.
The Philippines

To Whom It May Concern:

Maddox Ungar Silberstein, PLLC hereby consents to the use in the Form S-1, Registration Statement under the Securities Act of 1933, filed by Tupper, Inc. of our report dated March 18, 2008, relating to the financial statements of Tupper, Inc., a Nevada Corporation, for the period ending February 29, 2008.

Sincerely,

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC